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                                                                    EXHIBIT 11.1


                           SOLIGEN TECHNOLOGIES, INC.

                        COMPUTATION OF NET LOSS PER SHARE


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                                                THREE MONTHS ENDED              NINE MONTHS ENDED
                                                   DECEMBER 31,                    DECEMBER 31,
                                               -------------------            -------------------
                                               1999           1998            1999           1998
                                               ----           ----            ----           ----
Weighted average number of shares
outstanding                                33,984,000      32,682,000      33,205,000      32,682,000

Net loss                                 $   (218,000)   $   (455,000)   $   (739,000)   $ (1,373,000)

Net loss per share - basic and diluted   $      (0.01)   $      (0.01)   $      (0.02)   $      (0.04)
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